[SEAL]        DEAN HELLER
[GRAPHIC OMITTED]   SECRETARY OF STATE
                    204 NORTH CARSON STREET, SUITE 1
                    CARSION CITY, NEVADA 89701-4299
                    (775) 684-5708
                    WEBSITE: secretaryofstate.biz

                                                               FILED # C-6214-93
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     CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS  78.385 and 78.390)
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IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of corporation:
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     GATEWAY DISTRIBUTORS, LTD.
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2.   The articles have been amended as follows (provide articles numbers, if available):
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     Paragraph 1 of Article IV, as previously amended, is hereby amended to read as follows:
     The total number of shares which the Corporation is authorized to issue is 25,200,000,000, of which 25,000,000,000 shall be common shares, par value $0.001 per share, and 200,000,000 shall be preferred shares, par value $0.001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
     (a) The designation of the series, which may be by distinguishing number, letter or title. CONTINUATION ATTACHED
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3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:
     7,552,686,678 common shares
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4.   Effective date of filing (optional): 6/28/04
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5.   Officer Signature (required): /s/ [Unreadable]
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


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Company's secretary for cancellation, a certificate or certificates representing the number of shares of the Common Stock (the "Common Certificates") into which and for which the shares of the Old Common Stock, formerly represented by the Old Common Certificates and so surrendered, are being consolidated under the terms hereof. From and after the Effective Time, the Old Common Certificates shall represent only the right to receive the Common Certificates pursuant to the provisions hereof. If more than one Old Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Common Stock for which Common Certificates which shall be issued and shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered.


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